EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of FVCBankcorp, Inc. on Form S-8 and in the Reoffer Prospectus forming a part of that Registration Statement, of our report dated March 22, 2018 on the consolidated financial statements of FVCBankcorp, Inc. and its subsidiary. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
December 21, 2018